EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                       18 U.S.C. SECTION 1350 (AS ADOPTED
                         PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002)

     In connection with the Annual Report of Factory 2-U Stores, Inc. (the "Company") on Form 10-K for the period ended January 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Norman Dowling, Executive Vice President and Chief Financial Officer of the Company, certify to my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

     IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this  Certificate,
effective as of April 30, 2004.


                                        /s/ Norman Dowling
                                        ---------------------
                                        Norman Dowling
                                        Executive Vice President and
                                        Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Factory 2-U Stores, Inc. and will be retained by Factory 2-U, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.